EXHIBIT 16.1

November 5, 2009

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Dear Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K of DVL, Inc., dated November 5, 2009, and agree with the statements concerning our firm contained therein.

Very truly yours,

/s/ Imowitz Koenig & Co. LLP

Imowitz Koenig & Co., LLP
New York, NY